UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Diamond Hill Investment Group, Inc.
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Investor Contact: Tom Line Chief Financial Officer 614.255.5989 tline@diamond-hill.com	Media Contact: Margaret Kirch Cohen CL-Media Relations 847.507.2229 margaret@cl-media.com

DIAMOND HILL INVESTMENT GROUP, INC.
ANNUAL SHAREHOLDER MEETING LOGISTICS

COLUMBUS, OHIO - April 13, 2020 - Diamond Hill Investment Group, Inc. (Diamond Hill) (NASDAQ:DHIL) previously distributed to its shareholders of record as of March 2, 2020, a Notice of Annual Meeting of Shareholders announcing that its 2020 Annual Meeting of Shareholders is scheduled for Tuesday April 28, 2020 at 10:00 a.m. at The Eye Center of Columbus, 262 Neil Avenue, Columbus, Ohio 43215 (the “Annual Meeting”).

The business portion of the Annual Meeting will continue as previously scheduled, however, due to the coronavirus (COVID-19), Diamond Hill has decided to postpone its customary management presentation and question and answer session until later in the second quarter of 2020.

Due to the ongoing public health impact of COVID-19 and to mitigate risks to the health and well-being of our employees, shareholders, communities and other stakeholders, the Company strongly discourages shareholders from physically attending the meeting. Diamond Hill plans to have only a very limited contingent of company officers present at the Annual Meeting to carry out the routine legal requirements of the meeting, and a proxy will be present to cast ballots in accordance with submitted proxy votes. Diamond Hill strongly urges shareholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described in the previously provided Proxy Statement and form of proxy card.

Diamond Hill shareholders, along with any other interested parties, will be able to participate in the management presentation and question and answer session by telephone or by video webcast. Diamond Hill expects to hold this session later in the second quarter of 2020 and, once scheduled, will issue a press release announcing the details, and will also post them on our web site at www.diamond-hill.com.

About Diamond Hill:
Based in Columbus, Ohio, Diamond Hill is an independent active asset manager with significant employee ownership and $17.5 billion in assets under management as of March 31, 2020. The Company invests on behalf of institutions and individuals through a variety of vehicles. Strategies include long-only U.S. and international equity, alternative long-short equity, and fixed income. Diamond Hill serves clients by providing investment strategies that deliver lasting value through a shared commitment to its intrinsic value investment philosophy, long-term perspective, disciplined approach and alignment with client interests. For more information visit www.diamond-hill.com.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com